EXHIBIT 99.1

ROCKY MOUNTAIN CHOCOLATE FACTORY, INC.

2004 STOCK OPTION PLAN

     Section 1. Purpose. It is the purpose of the Plan to promote the interests of Rocky Mountain Chocolate Factory, Inc. (the “Company”) and its shareholders by attracting, retaining and stimulating the performance of selected officers and other key employees by giving such employees the opportunity to acquire a proprietary interest in the Company and an increased personal interest in its continued success and progress. Unless otherwise specified in the option agreement, each Option granted under the Plan shall be an Incentive Stock Option.

     Section 2. Definitions. As used herein the following terms have the following meanings:

     (a) “Affiliate” means any parent or subsidiary corporation of the Company within the meaning of Section 424(e) and (f) of the Code.

     (b) “Board” means the Board of Directors of the Company.

     (c) “Code” means the Internal Revenue Code of 1986, as amended from time to time.

     (d) “Committee” means the Compensation Committee described in Section 4 hereof.

     (e) “Common Stock” means the $0.03 par value Common Stock of the Company.

     (f) “Company” means Rocky Mountain Chocolate Factory, Inc., a Colorado corporation.

     (g) “Employee” means any regular salaried officer (including an officer who may be a member of the Board) or other key employee of the Company or an Affiliate.

     (h) “Fair Market Value” means, unless the Committee determines otherwise in good faith, the closing sale price of the Common Stock on the date in question (or, if there is no reported sale on such date, then on the last preceding day on which a reported sale occurred) as reported on the Nasdaq National Market or any national stock exchange or other stock market on which the Common Stock is then traded, or if the Common Stock is not listed or admitted to trading on the Nasdaq National Market or any national stock exchange but is quoted as an over-the-counter security on Nasdaq or any similar system then in use, “Fair Market Value” shall mean the average of the closing high bid and low asked quotations on such system for the Common Stock on the date in question.

     (i) “Incentive Stock Option” means an incentive stock option within the meaning of Section 422(b) of the Code.

     (j) “Lock-Up Period” means any period during which an Optionee is prohibited from selling shares of Common Stock without the consent of an underwriter or placement agent (or a representative thereof) pursuant to an agreement between the Optionee and such underwriter, placement agent or representative in connection with an offering of securities of the Company.

     (k) “Nonqualified Stock Option” means an option that is not an Incentive Stock Option.

     (l) “Option” means any option to purchase shares of Common Stock granted pursuant to the provisions of the Plan.

     (m) “Optionee” means an Employee who has been granted an Option under the Plan.

     (n) “Plan” means this Rocky Mountain Chocolate Factory, Inc. 2004 Stock Option Plan.

     (o) “Retirement” means an Optionee’s termination of employment with the Company or an Affiliate after the Optionee reaches age 65.

     Section 3. Number of Shares. Options may be granted by the Company from time to time under the Plan to purchase an aggregate of 300,000 shares of the authorized Common Stock. If an Option expires or terminates for any reason without having been exercised in full, the unpurchased shares subject to such expired or terminated Option shall be available for purposes of the Plan.

     Section 4. Administration of the Plan. The Plan shall be administered by a Compensation Committee which shall consist of two or more members of the Board, each of whom shall be a disinterested person within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, or any similar rule or regulation promulgated thereunder. Each member of the Committee shall be appointed by and shall serve at the pleasure of the Board. The Board shall have the sole continuing authority to appoint members of the Committee both in substitution for members previously appointed and to fill vacancies however caused. The following provisions shall apply to the administration of the Plan:

     (a) The Committee shall designate one of its members as Chairman and shall hold meetings at such times and places as it may determine. Each member of the Committee shall be notified in writing of the time and place of any meeting of the Committee at least two days prior to such meeting, provided that such notice may be waived by a Committee member. A majority of the members of the Committee shall constitute a quorum and any action taken by a majority of the members of the Committee present at any duly called meeting at which a quorum is present (as well as any action unanimously approved in writing) shall constitute action by the Committee.

     (b) The Committee may appoint a Secretary (who need not be a member of the Committee) who shall keep minutes of its meetings. The Committee may make such rules and regulations for the conduct of its business as it may determine.

     (c) No member of the Committee shall be eligible to receive an Option under the Plan.

     (d) The Committee shall have full authority subject to the express provisions of the Plan to interpret the Plan and any Option granted hereunder, to provide, modify and rescind rules and regulations relating to the Plan, to determine the terms and provisions of each Option and the form of each option agreement evidencing an Option granted under the Plan and to make all other determinations and perform such actions as the Committee deems necessary or advisable to administer the Plan. In addition, the Committee shall have full authority, subject to the express provisions of the Plan, to determine the Employees to whom Options shall be granted, the time or date of grant of each such Option, the number of shares subject thereto, and the price at which such shares may be purchased, and the nature and extent of restrictions, if any, on such shares. In making such determinations, the Committee may take into account the nature of the services rendered by the Employee, his present and potential contributions to the success of the Company’s business and such other facts as the Committee in its discretion shall deem appropriate to carry out the purposes of the Plan.

     (e) No member of the Committee or the Board shall be liable for any action taken or determination made in good faith with respect to the Plan or any Option granted hereunder.

     Section 5. Grant of Options. At any time and from time to time during the term of the Plan and subject to the express provisions hereof, Options may be granted by the Committee to any Employee for such number of shares of Common Stock as the Committee in its discretion shall deem to be in the best interest of the Company and which will serve to further the purposes of the Plan. The Committee, in its discretion, may designate any Option so granted as an Incentive Stock Option; provided, however, that the aggregate Fair Market Value of the Common Stock with respect to which Incentive Stock Options granted to an Employee under the Plan (including all options qualifying as Incentive Stock Options granted to such Employee under any other plan of the Company or an Affiliate) are exercisable for the first time by such Employee during any calendar year shall not exceed $100,000, determined as of the date the Incentive Stock

Option is granted. If an Option that is intended to be an Incentive Stock Option shall be granted and such Option does not comply with the proviso of the immediately preceding sentence, such Option shall not be void but shall be deemed to be an Incentive Stock Option to the extent it does not exceed the limit established by such proviso and shall be deemed a Nonqualified Stock Option to the extent it exceeds that limit.

     Section 6. Option Price and Payment. The purchase price per share of Common Stock under each Incentive Stock Option shall be determined by the Committee in its discretion, but in no event shall such price be less than 100% of the Fair Market Value per share of Common Stock on the date the Incentive Stock Option is granted; provided, however, that the purchase price per share of Common Stock under any Incentive Stock Option granted to an Optionee who, on the date such Incentive Stock Option is granted, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Affiliate shall be at least 110% of the Fair Market Value per share of Common Stock on the date of grant. The purchase price per share of Common Stock under each Nonqualified Stock Option shall be determined by the Committee in its discretion, but in no event shall such price be less than the par value per share of Common Stock on the date the Nonqualified Stock Option is granted or exercised, whichever is greater. Upon exercise of an Option, the purchase price shall be paid in full (i) in cash or (ii) with the consent of the Committee and if and to the extent provided for under the option agreement for such Option, in cash and/or by delivery of shares of Common Stock already owned by the Optionee, which shares are free of all liens, claims and encumbrances of every kind and have an aggregate Fair Market Value (determined as of the date of exercise) equal to the purchase price. The proceeds of such sale shall constitute general funds of the Company. Upon exercise of an Option, the Optionee will be required to pay to the Company the amount of any federal, state or local taxes required by law to be withheld in connection with such exercise.

     Section 7. Option Period and Terms of Exercise of Options. Except as otherwise provided for herein, each Option granted under the Plan shall be exercisable during such period commencing on the date of the grant of such Option as the Committee shall determine; provided, however, that the otherwise unexpired portion of any Option shall expire and become null and void no later than upon the first to occur of (i) the expiration of ten years from the date such Option was granted; (ii) the later of (A) the expiration of 30 days from the date of the termination of the Optionee’s employment with the Company or an Affiliate for any reason other than Retirement, disability or death or (B) in the event that the 30-day period specified in (ii)(A) occurs during a Lock-Up Period, the expiration of 30 days following the expiration of such Lock-Up Period; (iii) the later of (A) the expiration of three months from the date of the termination of the Optionee’s employment with the Company or an Affiliate by reason of Retirement or (B) in the event that the three-month period specified in (iii)(A) occurs during a Lock-Up Period, the expiration of three months following the expiration of such Lock-Up Period; or (iv) the expiration of one year from the date of the termination of the Optionee’s employment with the Company or an Affiliate by reason of disability (as determined by the Committee in its sole discretion) or death; provided, however, that an Option that is intended to be an Incentive Stock Option shall not be treated as an Incentive Stock Option to the extent it is exercised more than three months following the Optionee’s termination of employment with the Company or an Affiliate for any reason other than disability or death. Anything herein to the contrary notwithstanding, the otherwise unexpired portion of any option granted hereunder shall expire and become null and void immediately upon an Optionee’s termination of employment with the Company or an Affiliate by reason of such Optionee’s fraud, dishonesty or performance of other acts detrimental to the Company or an Affiliate (as determined by the Committee in its sole discretion). An Incentive Stock Option granted to an Optionee who, on the date such Incentive Stock Option is granted, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Affiliate shall not be exercisable after the expiration of five years from the date of its grant. Under the provisions of any option agreement evidencing an Option, the Committee may limit the number of shares purchasable thereunder in any period or periods of time during which the Option is exercisable and may impose such other terms and conditions upon the exercise of an Option as are not inconsistent with the terms of this Plan; provided, however, that the Committee, in its discretion, may accelerate the exercise date of any such Option.

     Section 8. Nontransferability of Options. An Option granted under the Plan shall be transferable by the Optionee only by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionee only by the Optionee.

     Section 9. Termination of Employment. A transfer of employment among the Company and any of its Affiliates shall not be considered to be a termination of employment for the purposes of the Plan. The Committee, in its sole and absolute discretion, shall determine whether an authorized leave of absence or absence on military or government service shall constitute a termination of employment for purposes of the Plan. Nothing in the Plan or in any option agreement evidencing an Option granted under the Plan shall confer upon any Optionee any right to continue in the employ of the Company or any Affiliate or in any way interfere with the right of the Company or any Affiliate to terminate the employment of the Optionee at any time, with or without cause.

     Section 10. Adjustments Upon Changes in Common Stock. In the event the Company shall effect a split of the Common Stock or dividend payable in Common Stock, or in the event the outstanding Common Stock shall be combined into a smaller number of shares, the maximum number of shares as to which Options may be granted under the Plan shall be decreased or increased proportionately. In the event that before delivery by the Company of all of the shares of Common Stock for which any Option has been granted under the Plan, the Company shall have effected such a split, dividend or combination, the shares still subject to such Option shall be increased or decreased proportionately and the purchase price per share shall be decreased or increased proportionately so that the aggregate purchase price for all of the shares then subject to such Option shall remain the same as immediately prior to such split, dividend or combination.

     In the event of a reclassification of Common Stock not covered by the foregoing, or in the event of a liquidation or reorganization (including a merger, consolidation, spinoff or sale of assets) of the Company or an Affiliate, including a transaction in which the Company or an Affiliate is not the survivor, the Board shall make such adjustments, if any, as it may deem appropriate in the number, purchase price and kind of shares covered by the unexercised portions of Options theretofore granted under the Plan. The provisions of this Section shall only be applicable if, and only to the extent that, the application thereof does not conflict with any valid governmental statute, regulation or rule.

     Section 11. Amendment and Termination of the Plan. Subject to the right of the Board to terminate the Plan prior thereto, the Plan shall terminate at the expiration of ten years from June 18, 2004, the date of adoption of the Plan by the Board. No Options may be granted after termination of the Plan. The Board may alter or amend the Plan but may not without the approval of the shareholders of the Company make any alteration or amendment thereof which operates to (i) abolish the Committee, change the qualifications of its members or withdraw the administration of the Plan from its supervision, (ii) increase the total number of shares of Common Stock which may be granted under the Plan (other than as provided in Section 10 hereof), (iii) extend the term of the Plan or the maximum exercise period provided in Section 7 hereof, (iv) decrease the minimum purchase price for Common Stock provided in Section 6 (other than as provided in Section 10 hereof), (v) materially increase the benefits accruing to participants under the Plan, or (vi) materially modify the requirements as to eligibility for participation in the Plan.

     No termination or amendment of the Plan shall adversely affect the rights of an Optionee under a previously granted Option, except with the consent of such Optionee.

     Section 12. Modification of Options. Subject to the terms and conditions of and within the limitations of the Plan, the Committee may modify, extend or renew outstanding Options granted under the Plan (including the conversion of an Incentive Stock Option into a Nonqualified Stock Option), or accept the surrender of Options outstanding hereunder (to the extent not theretofore exercised) and authorize the granting of new Options in substitution therefor. Notwithstanding the foregoing, no modification of an Option shall, without the consent of the Optionee, alter or impair any rights or obligations under any Option theretofore granted to such Optionee, except as may be necessary, with respect to Incentive Stock Options, to satisfy the requirements of Section 422(b) of the Code.

     Section 13. Requirements of Law. The granting of Options and the issuance of Common Stock upon the exercise of an Option shall be subject to all applicable laws, rules and regulations and to such approval by governmental agencies as may be required.

     Section 14. Investment Letter. If the Company so elects, the Company’s obligation to deliver Common Stock with respect to an Option shall be conditioned upon its receipt from the Employee to whom such Common Stock is to be delivered of an executed investment letter containing such representations and agreements as the Committee may determine to be necessary or advisable in order to enable the Company to issue and deliver such Common Stock to such Employee in compliance with the Securities Act of 1933 and other applicable federal, state or local securities laws or regulations.

     Section 15. Stock Purchase Agreement. The Committee, in its sole and absolute discretion, may require, as an additional condition to the issuance of Common Stock upon the exercise of an Option, that the Optionee furnish to the Company an executed stock purchase agreement in such form as may be prescribed by the Committee.

     Section 16. Effective Date of the Plan. The Plan shall become effective, as of the date of its adoption by the Board, when it has been duly approved by the holders of at least a majority of the shares of Common Stock present or represented and entitled to vote at a meeting of the shareholders of the Company duly held in accordance with applicable law within twelve months after the date of adoption of the Plan by the Board. If the Plan is not so approved, the Plan shall terminate and any Option granted hereunder shall be null and void.

     Section 17. Gender. Words of any gender used in the Plan shall be construed to include any other gender, unless the context requires otherwise.

         IN WITNESS WHEREOF, this Plan has been executed at Durango, Colorado, on this 18th day of June, 2004, to be effective as of June 18, 2004.

ROCKY MOUNTAIN CHOCOLATE FACTORY, INC.
/s/ Franklin E. Crail
By: Franklin E. Crail, President